Exhibit 15.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 27, 2012 (except Note 16 as to which the date is August 12, 2014) with respect to the financial statements of Trillium Therapeutics Inc. in the Registration Statement on Form 20-F for the registration of common shares of Trillium Therapeutics Inc. (formerly Stem Cell Therapeutics Corp.).

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Accountants
August 12, 2014	Licensed Public Accountants